Exhibit 10.40

Exclusive Option Agreement

This Exclusive Option Agreement (this “Agreement”) is executed by and among the following Parties as of January 11, 2018 in Shenzhen, the People’s Republic of China (“China” or the “PRC”):

Party A:	Shenzhen Ultimate Xiangyue Culture and Technology Co., Ltd. (“Pledgee”), a wholly foreign-owned enterprise, organized and existing under the laws of the PRC, with its address at Room 201, Building A, No.1 Qianwan First Road, Qianhai Shenzhen-Hongkong Cooperation Zone, Shenzhen (premise of Shenzhen Qianhai Commerce Secretariat Co., Ltd.);

Party B:	Ding Gang, a Chinese Citizen with Identification No.: [ ];

Ma Xiudong, a Chinese Citizen with Identification No.: [ ]; and

Tencent Music Entertainment Technology (Shenzhen) Co., Ltd., a limited liability company, organized and existing under the laws of the PRC with its organization code 91440300MA5DG8NC14;

Party C:	Shenzhen Ultimate Music Culture and Technology Co., Ltd., a limited liability company, organized and existing under the laws of the PRC, with its address at Room 2401, Building A, Tianxia Jinniu Plaza, Taoyuan Road, Nantou Street, Nanshan District, Shenzhen.

In this Agreement, Party A, Party B, and Party C shall each be referred to as a “Party” respectively, and they shall be collectively referred to as the “Parties.”

Whereas:

1.	Party B including Ding Gang, Ma Xiudong, and Tencen Music Entertainment Technology (Shenzhen) Co., Ltd. is the shareholder of Party C and as of the date hereof holds 100 % of the equity interests of Party C, representing RMB 39,487,074 in the registered capital. Ding Gang holds 1.9524% of the equity interests of Party C, representing RMB 770,950 in the registered capital, Ma Xiudong holds 1.9524% of the equity interests of Party C, representing RMB 770,950 in the registered capital, and Tencent Music Entertainment Technology (Shenzhen) Co., Ltd. holds 96.0952% of the equity interests of Party C, representing RMB 37,945,174.

2.	Party B intends to irrevocably grant Party A an exclusive option to purchase the entire equity interest in Party C without prejudice of PRC laws, and Party A intends to accept such equity interest purchase option (defined as below).

3.	Party C intends to irrevocably grant Party A an exclusive option to purchase its entire assets without prejudice to PRC laws, and Party A intends to accept such asset purchase option (defined as below).

After mutual discussions and negotiations, the Parties have now reached the following agreement:

1.	Sale and Purchase of Equity Interest and Assets

1.1	Option Granted

1.1.1	Whereas Party A paid Party B RMB 10 as consideration, and Party B confirmed the receipt and the sufficiency of such consideration, Party B hereby irrevocably grants Party A an irrevocable and exclusive right to purchase, or designate one or more persons (each, a “Designee”) to purchase the equity interests in Party C then held by Party B once or at multiple times at any time in part or in whole at Party A’s sole and absolute discretion to the extent permitted by PRC laws and at the price described in Section 1.3 herein (“Equity Interest Purchase Option”). Except for Party A and the Designee(s), no other person shall be entitled to the Equity Interest Purchase Option or other rights with respect to the equity interests of Party B. Party C hereby agrees to the grant by Party B of the Equity Interest Purchase Option to Party A. The term “person” as used herein shall refer to individuals, corporations, partnerships, partners, enterprises, trusts, or non-corporate organizations.

1.1.2	Party C hereby exclusively, irrevocably and unconditionally grants Party A an irrevocable and exclusive right to require Party C to transfer part or all of company assets (the assets may be transferred in whole or in part at Party A’s sole discretion and commercial consideration, “Asset Purchase Option”) to Party A or its Designee to the extent permitted by PRC laws and under the terms and conditions herein. Except for Party A and the Designee(s), no other person shall be entitled to the Asset Purchase Option or any other right with respect to Party C’s assets. Party A agrees to accept such Asset Purchase Option.

1.1.3	Party B hereby jointly and severally agrees that Party C grants such Asset Purchase Option to Party A in accordance with Section 1.1.2 above and other terms herein, and the assets may be transferred to Party A or Designee(s) by Party A when the Asset Purchase Option is exercised.

1.2	Steps for Exercise

1.2.1	The exercise of the Equity Interest Purchase Option and the Asset Purchase Option by Party A shall be subject to the provisions of the laws and regulations of China.

1.2.2	When Party A exercises the Equity Interest Purchase Option, a written notice shall be issued to Party B (the “Equity Interest Purchase Option Notice”), specifying:(a) Party A’s or the Designee’s decision to exercise the Equity Interest Purchase Option; (b) the portion of equity interests to be purchased by Party A or the Designee from Party B (the “Optioned Interests”); and (c) the date for purchasing the Optioned Interests or the date for the transfer of the Optioned Interests.

1.2.3	When Party A exercises the Asset Purchase Option, a written notice shall be issued to Party B (the “Asset Purchase Option Notice”), specifying:(a) Party A’s or the Designee’s decision to exercise the Asset Purchase Option; (b) the list of assets to be purchased by Party A or the Designee from Party B (the “Optioned Asset”); and (c) the date for purchasing the Optioned Asset or the date for the transfer of the Optioned Asset.

1.3	Purchase Price

1.3.1	The purchase price (“Benchmark Purchase Price”) of all equity interests shall be RMB 10. If PRC law requires a minimum price higher than the Benchmark Purchase Price when Party A exercises the Equity Interest Purchase Option, the minimum price regulated by PRC law shall be the purchase price (collectively, the “Equity Interest Purchase Price”).

1.3.2	Party B undertakes that it shall transfer the full amount of Equity Interest Purchase Price obtained by Party B to Party A’s designated bank account.

1.3.3	In terms of Asset Purchase Option, Party A or its Designee shall pay RMB 1 as the purchase price for each exercise of the Asset Purchase Option. If PRC law requires a minimum price higher than the aforementioned net book value of the assets, the minimum price regulated by PRC law shall be the purchase price (collectively, the “Asset Purchase Price”).

1.3.4	Party C undertakes that it shall transfer the full amount of Asset Interest Purchase Price obtained by Party C to Party A’s designated bank account.

1.4	Transfer of Optioned Interests

For each exercise of the Equity Interest Purchase Option:

1.4.1	Party B shall cause Party C to promptly convene a shareholders’ meeting, at which a resolution shall be adopted approving Party B’s transfer of the Optioned Interests to Party A and/or the Designee(s);

1.4.2	Party B shall obtain written statements from the other shareholders (if any) of Party C giving consent to the transfer of the equity interest to Party A and/or the Designee(s) and waiving any right of first refusal related thereto;

1.4.3	Party B shall execute an equity interest transfer contract with respect to each transfer with Party A and/or each Designee (whichever is applicable), in accordance with the provisions of this Agreement and the Equity Interest Purchase Option Notice regarding the Optioned Interests;

1.4.4	The relevant Parties shall execute all other necessary contracts, agreements, or documents, obtain all necessary government licenses and permits, and take all necessary actions to transfer the valid ownership of the Optioned Interests to Party A and/or the Designee(s), unencumbered by any security interests, and cause Party A and/or the Designee(s) to become the registered owner(s) of the Optioned Interests. For the purpose of this Section and this Agreement, “security interests” shall include securities, mortgages, third party’s rights or interests, any stock options, acquisition right, right of first refusal, right to offset, ownership retention, or other security arrangements, but shall be deemed to exclude any security interest created by this Agreement, Party B’s Equity Interest Pledge Agreement, and Party B’s Voting Trust Agreement. “Party B’s Equity Interest Pledge Agreement” as used in this Agreement shall refer to the Interest Pledge Agreement executed by and among Party A, Party B and Party C on the date hereof and any modifications, amendments, and restatements thereto. “Party B’s Voting Trust Agreement” as used in this Agreement shall refer to the Voting Trust Agreement executed by Party B on the date hereof granting Party A with a power of attorney and any modifications, amendments, and restatements thereto.

1.5	Transfer of Optioned Assets

For each exercise of the Equity Interest Purchase Option:

1.5.1	Party C shall obtain all necessary internal authorizations in accordance with Party B’s effective Articles of Association;

1.5.2	Party C shall enter into an asset transfer contract with respect to each transfer with Party A and/or each Designee (whichever is applicable), in accordance with the provisions of this Agreement and the Asset Purchase Option Notice regarding the Optioned Assets;

1.5.3	The relevant Parties shall execute all other necessary contracts, agreements, or documents, obtain all necessary government licenses and permits, and take all necessary actions to transfer the valid ownership of the Optioned Assets to Party A and/or the Designee(s), unencumbered by any security interests.

2.	Covenants

2.1	Covenants regarding Party C

Party B (as shareholders of Party C) and Party C hereby covenant on the following:

2.1.1	Without the prior written consent of Party A, they shall not in any manner supplement, change, or amend the articles of association of Party C, increase or decrease its registered capital, or change its structure of registered capital in other manners;

2.1.2	They shall maintain Party C’s corporate existence in accordance with good financial and business standards and practices, as well as obtain and maintain all necessary government licenses and permits by prudently and effectively operating its business and handling its affairs;

2.1.3	Without the prior written consent of Party A, they shall not at any time following the date hereof, sell, transfer, mortgage, or dispose of in any manner any material assets of Party C or legal or beneficial interest in the material business or revenues of Party C of more than RMB 100,000, or allow the encumbrance thereon of any security interests;

2.1.4	Without the prior written consent of Party A, they shall not incur, inherit, guarantee, or suffer the existence of any debt, except for (i) payables incurred in the ordinary course of business other than through loans; and (ii) debts disclosed to Party A which Party A’s written consent has been obtained

2.1.5	They shall always operate all of Party C’s businesses within the normal business scope to maintain the asset value of Party C and refrain from any action/omission that may affect Party C’s operating status and asset value;

2.1.6	Without the prior written consent of Party A, they shall not cause Party C to execute any material contract, except the contracts in the ordinary course of business (for the purpose of this subsection, a contract with a price exceeding RMB 100,000 shall be deemed a material contract);

2.1.7	Without the prior written consent of Party A, they shall not cause Party C to provide any person with a loan or credit;

2.1.8	They shall provide Party A with information on Party C’s business operations and financial condition at Party A’s request;

2.1.9	If requested by Party A, they shall procure and maintain insurance in respect of Party C’s assets and business from an insurance carrier acceptable to Party A, at an amount and type of coverage typical for companies that operate similar businesses and own similar assets in the same area;

2.1.10	Without the prior written consent of Party A, they shall not cause or permit Party C to merge, consolidate with, acquire, or invest in any person;

2.1.11	They shall immediately notify Party A of the occurrence or possible occurrence of any litigation, arbitration, or administrative proceedings relating to Party C’s assets, business, or revenue;

2.1.12	To maintain the ownership by Party C of all of its assets, they shall execute all necessary or appropriate documents, take all necessary or appropriate actions, file all necessary or appropriate complaints, and raise necessary or appropriate defenses against all claims;

2.1.13	Without the prior written consent of Party A, they shall ensure that Party C shall not in any manner distribute dividends to its shareholders, provided that upon Party A’s written request, Party C shall immediately distribute all distributable profits to its shareholders;

2.1.14	At the request of Party A, they shall appoint any person designated by Party A as the director or executive director of Party C.

2.1.15	Without Party A’s prior written consent, they shall not engage in any business in competition with Party A or its affiliates;

2.1.16	Unless otherwise required by PRC law, Party C shall not be dissolved or liquated without prior written consent by Party A;

2.2	Covenants of Party B

Party B hereby covenants to the following:

2.2.1	Without the prior written consent of Party A, at any time from the date of execution of this Agreement, Party B shall not sell, transfer, mortgage, or dispose of in any other manner any legal or beneficial interest in the equity interests in Party C held by Party B, or allow the encumbrance thereon, except for the interest placed in accordance with Party B’s Equity Interest Pledge Agreement and Party B’s Voting Trust Agreement;

2.2.2	Without the prior written consent of Party A, Party B shall cause the shareholders’ meeting and/or the directors (or the executive director) of Party C not to approve any sale, transfer, mortgage, or disposition in any other manner of any legal or beneficial interest in the equity interests in Party C held by Party B, or allow the encumbrance thereon of any other security interest, except for the interest placed in accordance with Party B’s Equity Interest Pledge Agreement and Party B’s Voting Trust Agreement;

2.2.3	Without the prior written consent of Party A, Party B shall cause the shareholders’ meeting or the directors (or the executive director) of Party C not to approve the merger or consolidation with any person, or the acquisition of or investment in any person;

2.2.4	Party B shall immediately notify Party A of the occurrence or possible occurrence of any litigation, arbitration, or administrative proceedings relating to the equity interests in Party C held by Party B;

2.2.5	Party B shall cause the shareholders’ meeting or the directors (or the executive director) of Party C to vote their approval of the transfer of the Optioned Interests as set forth in this Agreement and to take any and all other actions that may be requested by Party A;

2.2.6	To the extent necessary to maintain Party B’s ownership in Party C, Party B shall execute all necessary or appropriate documents, take all necessary or appropriate actions, file all necessary or appropriate complaints, and raise necessary or appropriate defenses against all claims;

2.2.7	Party B shall appoint any designee of Party A as the director or the executive director of Party C, at the request of Party A;

2.2.8	Party B hereby waives its right of first refusal in regards to the transfer of equity interest by any other shareholder of Party C to Party A (if any), and gives consent to the execution by each other shareholder of Party C with Party A and Party C the exclusive option agreement, the equity interest pledge agreement and the power of attorney similar to this Agreement, Party B’s Equity Interest Pledge Agreement, and Party B’s Voting Trust Agreement, and accepts not to take any actions in conflict with such documents executed by the other shareholders;

2.2.9	Party B shall promptly donate any profits, interests, dividends, or proceeds of liquidation to Party A or any other person designated by Party A to the extent permitted under the applicable PRC laws; and

2.2.10	Party B shall strictly abide by the provisions of this Agreement and other contracts jointly or separately executed by and among Party B, Party C, and Party A, perform the obligations hereunder and thereunder, and refrain from any action/omission that may affect the effectiveness and enforceability thereof. To the extent that Party B has any remaining rights with respect to the equity interests subject to this Agreement hereunder or under Party B’s Equity Interest Pledge Agreement or under Party B’s Voting Trust Agreement, Party B shall not exercise such rights except in accordance with the written instructions of Party A.

3.	Representations and Warranties

Party B and Party C hereby represent and warrant to Party A, jointly and severally, as of the date of this Agreement and each date of transfer of the Optioned Interests, that:

3.1	They have the power, capacity, and authority to execute and deliver this Agreement and any equity interest transfer contracts to which they are parties concerning each transfer of the Optioned Interests as described thereunder (each, a “Transfer Contract”), and to perform their obligations under this Agreement and any Transfer Contracts. Party B and Party C agree to enter into Transfer Contracts substantially consistent with the terms of this Agreement upon Party A’s exercise of the Equity Interest Purchase Option. This Agreement and the Transfer Contracts to which they are parties constitute or will constitute their legal, valid, and binding obligations, and shall be enforceable against them in accordance with the provisions thereof;

3.2	Party B and Party C have obtained any and all approvals and consents from the relevant government authorities and third parties (if required) for the execution, delivery, and performance of this Agreement.

3.3	The execution and delivery of this Agreement or any Transfer Contracts and the obligations under this Agreement or any Transfer Contracts shall not: (i) cause any violations of any applicable PRC laws; (ii) be inconsistent with the articles of association, bylaws, or other organizational documents of Party C; (iii) cause the violation of any contracts or instruments to which they are a party or which are binding on them, or constitute any breach under any contracts or instruments to which they are a party or which are binding on them; (iv) cause any violation of any condition for the grant and/or continued effectiveness of any licenses or permits issued to either of them; or (v) cause the suspension or revocation of or imposition of additional conditions to any licenses or permits issued to either of them;

3.4	Party B has a good and merchantable title to the equity interests held by Party B in Party C. Except for Party B’s Equity Interest Pledge Agreement and Party B’s Voting Trust Agreement, Party B has not placed any security interest on such equity interests;

3.5	Party C has a good and merchantable title to all of its assets, and has not placed any security interest on the aforementioned assets;

3.6	Party C does not have any outstanding debts, except for (i) debt incurred within its normal business scope; and (ii) debts disclosed to Party A for which Party A’s written consent has been obtained.

3.7	Party C has complied with all laws and regulations of China applicable to asset acquisitions; and

3.8	There is no pending or threatened litigation, arbitration, or administrative proceedings relating to the equity interests in Party C, assets of Party C, or Party C itself.

4.	Effective Date and Term

This Agreement shall become effective upon execution by the Parties, and remain in effect until all equity interests held by Party B in Party C have been transferred or assigned to Party A and/or any other person designated by Party A in accordance with this Agreement.

5.	Governing Law and Disputes Resolution

5.1	Governing Law

The execution, effectiveness, interpretation, performance, amendment, and termination of this Agreement as well as any dispute resolution hereunder shall be governed by the laws of the PRC.

5.2	Methods of Disputes Resolution

In the event of any dispute arising with respect to the construction and performance of this Agreement, the Parties shall first attempt to resolve the dispute through friendly negotiations. In the event that the Parties fail to reach an agreement on the dispute within 30 days after either Party’s written request to the other Parties for dispute resolution through negotiations, either Party may submit the relevant dispute to the South China International Economic and Trade Arbitration Commission for arbitration, in accordance with its arbitration rules. The arbitration shall be conducted in Shenzhen, and the arbitration award shall be final and binding to all Parties.

Each Party agrees that the arbitral tribunal or arbitrator shall have the right to gives any remedies, including preliminary and permanent injunctive relief (such as injunction against carrying out business activities, or mandating the transfer of assets), specific performance of contractual obligations, remedies concerning the equity interest or assets of Party C and awards directing Party C to conduct liquidation.

To the extent permitted by PRC laws, when awaiting the formation of the arbitration tribunal or otherwise under appropriate conditions, either Party may seek preliminary injunctive relief or other interlocutory remedies from a court with competent jurisdiction to facilitate the arbitration. Without violating the applicable governing laws, the Parties agree that the courts of Hong Kong, Cayman Islands, China and the place where the main assets of Party C are located shall all be deemed to have competent jurisdiction.

Upon the occurrence of any disputes arising from the interpretation and performance of this Agreement or during the pending arbitration of any dispute, except for the matters under dispute, the Parties shall continue to exercise their respective rights under this Agreement and perform their respective obligations under this Agreement.

6.	Taxes and Fees

Each Party shall pay any and all transfer and registration taxes, expenses, and fees incurred thereby or levied thereon in accordance with the laws of China in connection with the preparation and execution of this Agreement and the Transfer Contracts, as well as the consummation of the transactions contemplated under this Agreement and the Transfer Contracts.

7.	Notices

7.1	All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, prepaid postage, commercial courier services, or facsimile transmission to the address of such Party set forth below. A confirmation copy of each notice shall also be sent by email. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

7.1.1	Notices given by personal delivery, courier services, registered mail, or prepaid postage shall be deemed effectively given on the date of receipt or refusal at the address specified for such notices;

7.1.2	Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of the transmission).

7.2	For the purpose of notices, the addresses of the Parties are as follows:

Party A:	Shenzhen Ultimate Xiangyue Culture and Technology Co., Ltd.
Address:	Room 2302-2303, Building B, POSCO Center, Wangjing Business Zone, Chaoyang District, Beijing
Attn:	Ma Xiudong
Phone:	[ ]

Party B:

Name:	Ding Gang
Address:	Room 2302-2303, Building B, POSCO Center, Wangjing Business Zone, Chaoyang District, Beijing
Phone:	[ ]
Email:	[ ]

Name:	Ma Xiudong
Address:	Room 2302-2303, Building B, POSCO Center, Wangjing Business Zone, Chaoyang District, Beijing
Phone:	[ ]
Email:	[ ]

Name:	Tencent Music Entertainment Technology (Shenzhen) Co., Ltd.
Address:	18F, Building B, China Technology Exchange Building, No.66 West Road, North 4th Ring Road, Haidian District, Beijing
Attn:	Xiang Zhao
Phone:	[ ]

Party C:	Shenzhen Ultimate Music Culture and Technology Co., Ltd.
Address:	Room 2302-2303, Building B, POSCO Center, Wangjing Business Zone, Chaoyang District, Beijing
Attn:	Ma Xiudong
Phone:	[ ]
Email:	[ ]

7.3	Any Party may at any time change its address for notices by having a notice delivered to the other Parties in accordance with the terms hereof.

8.	Confidentiality

The Parties acknowledge that the existence and the terms of this Agreement, and any oral or written information exchanged between the Parties in connection with the preparation and performance of this Agreement are regarded as confidential information. Each Party shall maintain the confidentiality of all such confidential information, and without obtaining the written consent of other Parties, it shall not disclose any relevant confidential information to any third parties, except for the information that: (a) is or will be featured in the public domain (other than through the receiving Party’s unauthorized disclosure); (b) is under the obligation to be disclosed pursuant to the applicable laws or regulations, rules of any stock exchange, or orders of the court or other government authorities; or (c) is required to be disclosed by any Party to its shareholders, directors, employees, legal counsels, or financial advisors regarding the transaction contemplated hereunder, provided that such shareholders, directors, employees, legal counsels, or financial advisors shall be bound by the confidential obligations similar to those set forth in this Section. Disclosure of any confidential information by the shareholders, director, employees of, or agencies engaged by any Party shall be deemed disclosure of such confidential information by such Party and that Party shall be held liable for breach of this Agreement.

9.	Further Warranties

The Parties agree to promptly execute the documents that are reasonably required for or are conducive to the implementation of the provisions and purposes of this Agreement and to take further actions that are reasonably required for or are conducive to the implementation of the provisions and purposes of this Agreement.

10.	Breach of Agreement

10.1	If Party B or Party C conducts any material breach of any term of this Agreement, Party A shall have right to terminate this Agreement and/or require Party B or Party C to compensate all damages; this Section 10 shall not prejudice any other rights of Party A herein;

10.2	Party B or Party C shall not have any right to terminate this Agreement in any event unless otherwise required by the applicable laws.

11.	Force Majeure Event

11.1	“Force Majeure Event” means any event that is beyond one Party’s scope of reasonable control, and is unavoidable under the affected Party’s reasonable care, including but not limited to, natural disasters, wars, riots, etc. However, lack of credit, funding or financing may not be considered as beyond one Party’s reasonable control. When the implementation of this Agreement is delayed or hindered due to any Force Majeure Event, the affected Party shall not bear any liability for such delayed and hindered performance under this Agreement. The Party affected by Force Majeure Event seeking to waive any liability under this Agreement shall notify the other Party as soon as possible of the exemption and the steps to be taken to complete the performance.

11.2	The Party affected by Force Majeure Event shall not bear any liability under this Agreement. The Party seeking to waive liability can only be exempted when he affected Party has made reasonable and feasible efforts to perform this Agreement and such exemption shall be limited to such delayed and hindered performance. Once the reasons for such exemption are corrected and remedied, the Parties agree to use their best efforts to perform this Agreement.

12.	Miscellaneous

12.1	Amendments, changes, and supplements

Any amendments, changes, and supplements to this Agreement shall require the execution of a written agreement by all of the Parties.

12.2	Entire agreement

Except for the amendments, supplements, or changes in writing executed after the execution of this Agreement, this Agreement shall constitute the entire agreement reached by and among the Parties hereto with respect to the subject matter hereof, and shall supersede all prior oral and written consultations, representations, and contracts reached with respect to the subject matter of this Agreement.

12.3	Headings

The headings of this Agreement are for convenience only, and shall not be used to interpret, explain, or otherwise affect the meanings of the provisions of this Agreement.

12.4	Language

This Agreement is written in Chinese in four copies, with each Party having one copy.

12.5	Severability

In the event that one or several of the provisions of this Agreement are found to be invalid, illegal, or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality, or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any respect. The Parties shall strive in good faith to replace such invalid, illegal, or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by the relevant laws and the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal, or unenforceable provisions.

12.6	Successors

This Agreement shall be binding on and shall inure to the interest of the respective successors of the Parties and the permitted assigns of such Parties.

12.7	Survival

12.7.1	Any obligations that occur or are due as a result of this Agreement upon the expiration or early termination of this Agreement shall survive the expiration or early termination thereof.

12.7.2	The provisions of Sections 5, 8, 10 and this Section 12.7 shall survive the termination of this Agreement.

12.8	Waivers

Any Party may waive the terms and conditions of this Agreement, provided that such a waiver must be provided in writing and shall require the signatures of the Parties. No waiver by any Party in certain circumstances with respect to a breach by other Parties shall be deemed as a waiver by such a Party with respect to any similar breach in other circumstances.

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IN WITNESS WHEREOF, the authorized representatives of the Parties have executed this Exclusive Option Agreement as of the date first above written.

Party A: Shenzhen Ultimate Xiangyue Culture and Technology Co., Ltd.

/s/ Seal of Shenzhen Ultimate Xiangyue Culture and Technology Co., Ltd.

By:	/s/ Hu Min
Name:	Hu Min
Title:	Legal Representative

Party B:
By:	/s/ Ding Gang
Name:	Ding Gang

By:	/s/ Ma Xiudong
Name:	Ma Xiudong

Tencent Music Entertainment Technology (Shenzhen) Co., Ltd.

/s/ Seal of Tencent Music Entertainment Technology (Shenzhen) Co., Ltd.

By:	/s/ Hu Min
Name:	Hu Min
Title:	Legal Representative

Party C: Shenzhen Ultimate Music Culture and Technology Co., Ltd.

/s/ Seal of Shenzhen Ultimate Music Culture and Technology Co., Ltd.

By:	/s/ Hu Min
Name:	Hu Min
Title:	Legal Representative

Signature Page of Exclusive Option Agreement